SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                          CADENCE RESOURCES CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as  provided  by  Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                          CADENCE RESOURCES CORPORATION
                               6 EAST ROSE STREET
                              WALLA WALLA, WA 99362
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD WEDNESDAY, APRIL 20, 2004
                                 ---------------

         NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the "Meeting") of CADENCE RESOURCES CORPORATION (the "Company"), will be held at the Radisson Lexington, 511 Lexington Avenue, New York, New York 10017, on Wednesday, April 20, 2004, at 1:00 P.M., to consider and act upon the following:

         1. the election of five persons named in the accompanying Proxy Statement to serve as directors of the Company for a term of one year and until their successors are duly elected and qualified;


         2. to approve the Company's 2004 Equity Incentive Plan, which provides for the issuance of up to 1,000,000 shares of the Company's common stock as bonus awards or restricted stock awards or pursuant to options to directors, officers, employees and consultants of the Company; and

         3. to consider and transact such other business as may properly come before the Meeting or any adjournment thereof.

         A Proxy Statement, form of proxy and the Annual Report for the fiscal year ended September 30, 2003 are enclosed herewith. Only holders of record of Common Stock at the close of business on February 20, 2004 are entitled to receive notice of and to attend the Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder, for any purpose germane to the Meeting, (i) at least 10 days prior to the Meeting during ordinary business hours at the offices of the Company and (ii) at the Meeting. If you do not expect to be present at the Meeting, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope. If you vote by telephone or the Internet, you do not need to return the proxy card. In the event you attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.

                                              By Order of the Board of Directors

                                              John P. Ryan
                                              Chief Financial Officer

Dated: March 18, 2004

--------------------------------------------------------------------------------
                                    IMPORTANT
THE RETURN OF YOUR SIGNED PROXY AS PROMPTLY AS POSSIBLE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING. NO POSTAGE IS REQUIRED IF THE PROXY IS RETURNED IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE AND MAILED IN THE UNITED STATES. IF YOU VOTE BY TELEPHONE OR THE INTERNET YOU DO NOT NEED TO RETURN THE PROXY CARD.
--------------------------------------------------------------------------------

                          CADENCE RESOURCES CORPORATION
                               6 EAST ROSE STREET
                              WALLA WALLA, WA 99362
                    ----------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 20, 2004
                    ----------------------------------------


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cadence Resources Corporation (the
"Company"), to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Radisson Lexington, 511 Lexington Avenue, New York, New York 10017 on Wednesday, April 20, 2004 at 1:00 P.M., local time, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

         The principal executive offices of the Company are located at 6 East Rose Street, Walla Walla, WA 99362. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is March 19, 2004.

         A Proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted in favor of the proposals and in accordance with the judgment of the person or persons voting the Proxy on any other matter that may be brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the Chief Financial Officer of the Company prior to the Meeting, by execution and delivery of a subsequent proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy. The cost of soliciting proxies will be borne by the Company. Following the mailing of the proxy materials, solicitation of proxies may be made by officers and employees of the Company, or anyone acting on their behalf, by mail, telephone, telegram or personal interview.

                                VOTING SECURITIES

         Stockholders of record as of the close of business on February 20, 2004 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date, there were 12,593,827 outstanding shares of the Company's common stock, $0.01 par value per share (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions and broker non-votes will be deemed present at the Annual Meeting for determining the presence of a quorum.

         Shares abstaining with respect to any matter will be considered votes represented, entitled to vote and cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will be considered not voted with respect to that matter.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of February 20, 2004, certain information regarding the ownership of voting securities of the Company by each stockholder known to the management of the Company to be (i) the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) the directors of the Company, (iii) the current executive officers of the Company named in the Summary Compensation Table herein under "Executive Compensation" and (iv) all executive officers and directors as a group. The Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

               NAME AND ADDRESS OF                  AMOUNT AND NATURE OF               PERCENT OF
              BENEFICIAL OWNER (1)                BENEFICIAL OWNERSHIP (2)       OUTSTANDING SHARES (3)
    ------------------------------------------ -------------------------------- --------------------------

    Howard Crosby ...........................                 971,218 (4)                      7.71%

    John Ryan ...............................                 746,734 (5)                      5.93%

    Kevin Stulp..............................                 425,450 (6)                      *

    Jeffrey M. Christian.....................                  80,000 (7)                      *

    Glenn DeHekker...........................                  80,000 (7)                      *

    Thomas Kaplan............................               2,410,992 (9)                     19.14%
    154 West 18th Street
    New York, New York

    Nathan A. Low Roth IRA and affiliates....               2,261,992 (8)                     17.82%
    641 Lexington Avenue
    New York, New York

    All executive officers and directors ....               2,274,402 (10)                    17.71%
    as a group (5 persons)
---------------

*      Less than 1%

(1) Under the rules of the SEC, addresses are only given for holders of more than 5% of the outstanding common stock of Cadence who are not officers or directors of Cadence.

(2) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Except as otherwise indicated the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(3) Represents the number of shares of common stock beneficially owned as of February 20, 2004 by each named person or group, expressed as a percentage of the sum of all of (i) the shares of such class outstanding as of such date, and (ii) the number of shares not outstanding, but beneficially owned by such named person or group as of such date.

(4) Includes 204,168 shares of common stock held by Crosby Enterprises, Inc. and 29,000 shares of common stock owned by Dotson Exploration Company.

(5) Includes 190,750 shares of common stock owned by Nancy Martin-Ryan; 45,000 shares of common stock owned by Nancy Martin Ryan as custodian for Karen Ryan; 45,000 shares of common stock owned by Nancy Martin Ryan as custodian for Patrick Ryan; 150,000 shares owned by J.P. Ryan Company, Inc.; 29,000 shares of common stock owned by Dotson Exploration Company; and 87,500 shares of common stock owned by Andover Capital Corporation.

(6) Includes options currently exercisable for 100,000 shares of common stock, 2,750 shares of common stock owned by Mr. Stulp's IRA, and 1,750 shares of common stock owned by a charitable remainder trust.

(7)    Includes options currently exercisable for 75,000 shares of common stock.

(8) Includes 131,000 shares of common stock owned by Nathan A. Low, individually, 40,000 shares of common stock held by the Nathan A. Low Family Trust and options to purchase 100,000 shares of common stock owned by Lisa Low as Custodian for Daniel Low, Michael Low, Gabriel Low and Chantal Low.

(9) Consists of 480,811 shares of common stock owned by LCM Holdings LDC, 480,811 shares of common stock owned by Electrum Resources, LLC, 1,329,370 shares of common stock owned by Electrum Capital, LLC and 120,000 shares of common stock owned by CGT Management Ltd.

(10) Includes options currently exercisable for 250,000 shares of common stock; 204,168 shares of common stock held by Crosby Enterprises, Inc.; 29,000 shares of common stock owned by Dotson Exploration Company; 190,750 shares of common stock owned by Nancy Martin-Ryan; 45,000 shares of common stock owned by Nancy Martin Ryan as custodian for Karen Ryan; 45,000 shares of common stock owned by Nancy Martin Ryan as custodian for Patrick Ryan; 150,000 shares owned by J.P. Ryan Company, Inc.; and 87,500 shares of common stock owned by Andover Capital Corporation; 5,000 shares of common stock owned by Jeffrey M. Christian; and 5,000 shares of common stock owned by Glenn DeHekker.

                       ACTIONS TO BE TAKEN AT THE MEETING

                     --------------------------------------

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS
                     --------------------------------------

         Unless otherwise indicated, the shares represented by all Proxies received by the Board of Directors will be voted at the Meeting in accordance with their terms and, in the absence of contrary instructions, for the election of Howard M. Crosby, John P. Ryan, Kevin Stulp, Glenn DeHekker and Jeffrey M. Christian as directors to serve for a term of one year and/or until their successors are elected or appointed and qualified.

         The Board of Directors has no reason to expect that any of the nominees will be unable to stand for election at the date of the Meeting. In the event that a vacancy among the original nominees occurs prior to the Meeting, the Proxies will be voted for a substitute nominee or nominees named by the Board of Directors and for the remaining nominees. Directors are elected by a plurality of the votes cast.

         The following table sets forth information about each director, nominee for director and executive officer of the Company.

                      NAME           AGE                      POSITION
       ------------------------   --------     ---------------------------------
       Howard M. Crosby               51       President, Treasurer and Director
       John P. Ryan                   42       Vice President, Secretary and
                                               Director
       Kevin Stulp                    47       Director
       Glenn DeHekker                 48       Director
       Jeffrey M. Christian           49       Director

         Under the Company's Bylaws, the authorized number of directors of our company is set at no fewer than three and no more than ten directors. We currently have a board of directors with five members. Each director serves for a term of one year that expires at the following annual shareholders' meeting. Each officer serves at the pleasure of the board of directors and until a successor has been qualified and appointed. There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other person pursuant to which such person was selected to serve as a director or officer.

         We did not conduct an annual meeting following the fiscal year ended September 30, 2002. Therefore, Howard M. Crosby, John P. Ryan and Kevin Stulp continue to serve beyond their elected term under provisions of the Utah Revised Business Corporation Act providing that the existing directors continue to serve until their successors are elected or appointed. Glenn DeHekker and Jeffrey M. Christian were appointed to the Board of Directors in January of 2004. Set forth below is certain biographical information regarding each of our directors and executive officers:

         Mr. Crosby has served as our President and a director since February 1994. He has served as our treasurer since January 1998. Since 1989, Mr. Crosby has been president of Crosby Enterprises, Inc., a family-owned business advisory and public relations firm. Mr. Crosby received a B.A. degree from the University of Idaho. Mr. Crosby is also an officer and director of White Mountain Titanium Corporation., a publicly traded gold mining exploration company, and Dotson Exploration Company and Nevada-Comstock Mining Company (formerly Caledonia Silver-Lead Mines Company), both privately held companies.

         Mr. Ryan has served as our Vice President of Corporate Development since September 1996, as Secretary since October 1998 and as a member of our board of directors since April 1997. Mr. Ryan is a degreed mining engineer. From June 1996 to February 2000, Mr. Ryan served as Secretary and Director for Metalline Mining Company and President and Director for Grand Central Silver Mines. From August, 2000 to the present, he has served as a Director and the Chief Financial Officer of Trend Mining Company, a publicly traded mineral exploration and development company, from July, 2000 to the present, he has served as a Director of Western Goldfields, Inc., a publicly traded gold mining exploration company, and since February 2004 he has served as an officer and director of White Mountain Titanium Corporation, a publicly trading mining exploration company. Other companies with which Mr. Ryan holds an officer and/or director position include Bio-Quant, Inc., Nevada-Comstock Mining Company, Continental Timber Company, Inc., Rio Grande Resources, Inc., and Dotson
Exploration Company. Many of these companies have only minimal activity and require only a small amount of Mr. Ryan's time. Mr. Ryan is a former U.S. Naval Officer and obtained a B.S. in Mining Engineering from the University of Idaho and a Juris Doctor from Boston College Law School.

         Mr. Stulp has served as a director since March 1997. Since August 1995, Mr. Stulp has been an independent consultant in the fields of volume electronics and manufacturing, general business consulting, business strategy, business use of the Internet, automation and integration through computers, and financial analysis. From December 1983 to July 1995, Mr. Stulp held various positions with Compaq Computer Corporation, including industrial engineer, new products planner, manufacturing manager, director of manufacturing and director of manufacturing reengineering. Mr. Stulp holds an M.B.A. and B.S. in Mechanical Engineering, both from the University of Michigan, and a B.S. from Calvin College, Grand Rapids, Michigan.

         Mr. DeHekker is a professional engineer with 25 years experience in the oil and gas industry throughout the United States, Canada, and overseas. He has a B.Sc. in Mechanical Engineering from the University of Missouri and a M.Sc. in Petroleum Engineering from Stanford University. From 1996 to 2001, Mr. DeHekker held several senior management positions, firstly as Development Manager for Marathon's multi-billion dollar project on Sakhalin Island in eastern Russia, based out of Houston and Moscow, and secondly as Engineering, Geoscience, and Operations Manager for Marathon's Canadian Operations, based out of Calgary. Since 2001, Mr. DeHekker has been providing project management and consulting services in oil and gas management, operations, and engineering.

         Mr. Christian is the Managing Director of CPM Group, which he and several associates created in June 1986, in a leveraged buyout of the Goldman Sachs Commodities Research Group which they comprised. As Managing Director, Mr. Christian is responsible for the total operation of CPM Group, supervising a respected group of analysts, investment bankers, and dealers dedicated to precious metals and commodities market research, consulting, and investment banking. He is actively engaged in the research products of CPM Group, taking primary responsibility for the long term (10 year) projections for the precious metals and copper markets. Mr. Christian has a Bachelors of Journalism from the University of Missouri and has engaged in post-graduate non-degree studies in econometrics, international economics and finance, and international political science. Mr. Christian is Chairman of Electronic Precious Metals, LLC, a director of Trend Mining Company and Chief Financial Officer and director of North American Emerald Mines, Inc.

         Set forth below is certain biographical information about our primary geological consultant. While not an employee of ours, he is under contract to provide us with consulting services on a 75% of full-time basis.

         Mr. Lucius C. Geer has served as our chief consulting geologist since July 2001 and has been an independent geological consultant since 1971. Prior to that he held positions as Chief of Exploration for Texas Crude, Inc., a private Houston based oil and gas company. From 1966-1969 he was the Division Exploration Manager for Signal Oil & Gas based in Los Angeles. From 1957-1966 he was the Division Geophysicist for Union Oil of California (UNOCAL). Mr. Geer has an M.S. in Geology from the University of Houston and a B.S. in Geology from Mississippi State University.


COMPENSATION OF DIRECTORS

         As of February 20, 2004, the Company compensates its directors in cash and in shares of our common stock. The Company grants each director (employee and non-employee) 5,000 shares of Common Stock per quarter of completed service. In addition, Messrs. DeHekker and Christian will each receive (1) an option to purchase 50,000 shares of Common Stock on the anniversary of their appointment to the Board and (2) 2,500 restricted shares of common stock on the anniversary of their appointment to any committee of the Board. Board members may be granted stock options pursuant to Board recommendation and approval. The Company also pays its non-employee directors $1,600 for each board meeting they attend in person and $600 for each telephonic meeting and the Company's employee directors $600 for each board meeting they attend in person.

         During fiscal 2003, 225,000 shares of Common Stock were awarded to the Company's directors as compensation. There are no contractual arrangements with any member of the Board of Directors. In addition, the Company granted options to purchase 200,000 shares of Common Stock to Kevin Stulp, a nonemployee director at an exercise price of $0.75 per share. Mr. Stulp exercised 100,000 of these options in fiscal year 2003. Mr. Stulp's remaining options expire on March 1, 2007. The Company also granted options to purchase 200,000 shares of Common Stock to Guma Aguiar, who, at the time of grant was a director, at a price of $1.35, which options expire on July 8, 2007. Mr. Aguiar resigned his position as a director effective June 30, 2003.

                          NONEMPLOYEE DIRECTOR OPTIONS
                               SEPTEMBER 30, 2003

                                                    SHARES OF COMMON STOCK
           NAME                                 UNDERLYING UNEXERCISED OPTIONS
           -------------------------------      ------------------------------
           Kevin Stulp                                       100,000


CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

           The Board of Directors is responsible for the management of the Company. During the fiscal year ended September 30, 2003, the Board of Directors of the Company held four (4) meetings. During the year ended September 30, 2003, each director who was a director at the time a meeting was held attended at least 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of committee meetings held during the period he served on such committee. The Board of Directors has a Compensation Committee, comprised of Messrs. Stulp, DeHekker and Christian, and an Audit Committee, comprised of Messrs. Stulp, DeHekker and Christian. The Board of Directors does not currently have a Nominating
Committee, but anticipates establishing a Nominating Committee prior to the Company's next annual meeting. The Board of Directors does not believe that it is necessary to have a Nominating Committee because it believes that the functions  of  a  Nominating  Committee  can  be  adequately  performed  by  its independent members. The independent members who participate in the consideration of director nominees are Messrs. Stulp, DeHekker and Christian, each of whom is "independent" under the listing standards of Nasdaq.

           The Company recently appointed an Audit Committee whose function, among other things, is to review the financial reports and other financial information provided by the Company to any governmental body and the public; the Company's system of internal controls regarding finance, accounting and legal compliance that management and the Board may from time to time adopt; and the Company's auditing, accounting and financial reporting processes generally. The Audit Committee also appoints the independent auditors and approves fees and other compensation to be paid to the independent auditors. The Audit Committee does not currently operate under a written charter but comports with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Company's board of directors anticipates adopting an Audit Committee Charter in the next few months. Each of the members of the Audit Committee meets the independence requirements for audit committee members under the listing standards of the Securities and Exchange Commission and Nasdaq. The Audit Committee did not exist during the fiscal year ended September 30, 2003. Prior to the establishment of an Audit Committee, the Company's Board of Directors performed the functions of an Audit Committee. A report of the Board of Directors appears under the caption "Board of Director's Report" below. The Audit Committee's financial expert is Mr. Christian and Mr. Christian is independent pursuant to Item 7(d)(3)(iv) of
Schedule 14A.

           The  Company  recently  appointed  a  Compensation   Committee  whose
function, among other things, is to review and recommend to the Board of Directors the appropriate compensation of executive officers of the Company and to grant options and other securities to employees and consultants, as appropriate. The Compensation Committee did not exist during the fiscal year ended September 30, 2003.

           The functions of the Nominating Committee are performed by the independent members of the Board of Directors. The independent members of the Board of Directors will consider nominees recommended by stockholders of the Company. For future elections, stockholders may forward the name, address and biographical information of a potential nominee to Board of Directors of the Cadence Resources Corporation, c/o the Cadence Resources Corporation, 6 East
Rose Street, P.O. BOX 2056, Walla Walla, WA 99362. This procedure for stockholder nominees was implemented by the Board of Directors on March 3, 2004. The Board of Directors did not previously have a policy with respect to stockholder nominees. A nominee to the Board of Directors must have such experience in business or financial matters as would make such nominee an asset to the Board of Directors and may, under certain circumstances, be required to be "independent", as such term is defined in the Nasdaq Marketplace Rules and applicable SEC regulations. The independent members of the Board of Directors will evaluate a potential nominee by personal interview, such interview to be conducted by one or more of the independent members, and/or any other method the independent members deem appropriate, which may, but need not, include a questionnaire. The Board of Directors will not engage in an evaluation process unless (i) there is a vacancy on the Board of Directors, (ii) a director is not standing for re-election, or (iii) the independent members do not intend to recommend the nomination of a sitting director for re-election.

           The Board of Directors encourages all of its members to attend the Company's annual meeting. Continued lack of attendance at annual meetings without a valid excuse will be considered by the independent members of the Board of Directors when determining those board members who will be recommended to the Board of Directors for re-election.

STOCKHOLDER COMMUNICATIONS

           Stockholders may communicate directly with the Board of Directors by sending communications to Board of Directors of the Cadence Resources Corporation, c/o the Cadence Resources Corporation, 6 East Rose Street, P.O. BOX 2056, Walla Walla, WA 99362. This procedure for stockholder communications was implemented by the Board of Directors on March 3, 2004. The Board of Directors did not previously have a policy with respect to stockholder communications.

CODE OF ETHICS

           The Company has adopted a code of ethics that applies to its Chief Executive Officer and its Chief Financial Officer. The Company has filed a copy of its code of ethics as Exhibit 14 to its annual report on Form 10-K for the fiscal year ending September 30, 2003.

REQUIRED VOTE

     Each director will be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting.

                 THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION
             OF EACH OF HOWARD M. CROSBY, JOHN P. RYAN, KEVIN STULP,
                    GLENN DEHEKKER AND JEFFREY M. CHRISTIAN

                           BOARD OF DIRECTOR'S REPORT

         Williams & Webster, P.S. ("Williams and Webster") served as the Company's independent public accountant for the year ended September 30, 2003. A representative of Williams & Webster will not be available to respond to questions during the Meeting.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent public accountant is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Board's responsibility is to monitor and oversee these processes. In this context, the Board reviewed the audited financial statements of the Company for the fiscal year ended September 30, 2003 with management. Management represented to the Board that the consolidated financial statements were prepared in accordance with generally accepted accounting principles.

         The Board discussed the consolidated financial statements with Williams & Webster, and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) relating to the conduct of the audit. The Board has also received written disclosures and a letter from Williams & Webster regarding its independence from the Company as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Williams & Webster the independence of that firm. The Board considered the compatibility of non-audit services with the independence of Williams & Webster.

         Based upon the above materials and discussions, the Audit Board of Directors decided to include the audited financial statements in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003. The foregoing report was provided by the below members of the Board of Directors who acted as an "Audit Committee" pursuant to Section 3(a)(58) of the Securities Exchange Act of 1934, as amended, for the fiscal year ended September 30, 2003.


                                                   Howard M. Crosby
                                                   John P. Ryan
                                                   Kevin Stulp


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires certain defined persons to file reports of and changes in beneficial ownership of a registered security with the Securities and Exchange Commission and the National Association of Securities Dealers in accordance with the rules and regulations promulgated by the Commission to implement the provisions of Section 16. Under the regulatory procedure, officers, directors, and persons who own more than ten percent of a registered class of a company's equity securities are also required to furnish the Company with copies of all
Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of Forms 3 and 4 furnished to the Company during the fiscal years ended September 30, 2003, and Forms 5 furnished to the Company with respect to such fiscal year, the Company's officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements except as follows: Mr. Howard M. Crosby failed to timely file a Form 4 for transactions that occurred on February 4, 2003, February 19, 2003 (two transactions), May 7, 2003, July 17, 2003 and September 15, 2003; Mr. John P. Ryan failed to timely file a Form 4 for transactions that occurred on February 4, 2003, May 7, 2003, July 17, 2003 and September 15, 2003 (two transactions); Mr. Kevin D. Stulp failed to timely file a Form 4 for transactions that occurred on February 4, 2003, February 19, 2003, May 7, 2003, July 17, 2003 and September 15, 2003; Crosby Enterprises, Inc. failed to timely file a Form 4 for a transaction on September 15, 2003; Dotson Exploration Company failed to timely file a Form 4 for a transaction on September 15, 2003. Messrs. Crosby, Ryan, Stulp as well as Crosby Enterprises, Inc. and Dotson Exploration Company each failed to timely file a Form 5 to report these transactions, but are currently in the process of preparing and filing a Form 5 to report them. Nathan A. Low failed to file a Form 3 when he became a reporting person as a result of a transaction by the Nathan A. Low Roth IRA on April 10, 2002 and failed to timely file a Form 4 for transactions that occurred on October 18, 2002, February 19, 2003, July 17, 2003, October 1, 2003 and October 22, 2003. Nathan A. Low is preparing to file a Form 3 and a Form 4 to report his entrance in the reporting system and the unreported transactions.


                             EXECUTIVE COMPENSATION

           SUMMARY COMPENSATION TABLE. The following sets forth the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended September 30, 2003, 2002 and 2001 paid to the Company's Chief Executive Officer ("CEO") and the registrant's other two executive officers who were serving as executive officers at the end of the last completed fiscal year.

                                                 SUMMARY COMPENSATION TABLE


                                                                                 LONG TERM COMPENSATION
                                                                    -------------------------------------------------
                                      ANNUAL COMPENSATION                    AWARDS                  PAYOUTS
                            -----------------------------------------------------------------------------------------
                                                                                  Securities
                                                          Other      Restricted     Under-
    Name And                                              Annual       Stock        Lying      LTIP        All Other
    Principal                  Salary(1)       Bonus   Compensation   Award(s)     Options/   Payouts    Compensation
    Position          Year        ($)           ($)         ($)         ($)         SARs(#)     ($)           ($)
------------------    ----   -------------     -----   ------------   --------    ----------  -------    ------------

Howard M. Crosby      2003   $  178,000(2)      --         --       $        --        --       --           --
Chief Executive       2002   $  93,000 (2)      --         --       $        --        --       --           --
Officer               2001   $   42,400(2)      --         --       $        --        --       --           --

John P. Ryan          2003   $  222,500(3)      --         --       $        --        --       --           --
Vice President and    2002   $  144,255(3)      --         --       $        --        --       --           --
Secretary             2001   $   42,400(3)      --         --       $        --        --       --           --

Guma Aguiar           2003     $109,600(4)      --         --       $        --        --       --           --
---------------

(1) Salary was structured to be paid part in cash and part in stock for all three fiscal years shown. The stock portion, 20,000 shares per quarter for the last two quarters of fiscal 2001 and for all four quarters of fiscal 2002 and 2003, was accrued quarterly and valued as of the final quotation on the last day of each quarter. Of the shares awarded, 5,000 shares per quarter were for executive compensation, and 15,000 shares per quarter were for services as a director. The amounts reflect the total of cash plus the value all shares received for services as an officer and director.

(2) The cash portion of Mr. Crosby's salary for fiscal 2003 was $62,500, of which he received $18,000 in fiscal 2003, payment of the remaining $44,500 having been deferred until after the end of fiscal 2003. In addition, he received 80,000 shares of our common stock, 20,000 per quarter. These were valued at the closing price at the end of the quarter for which the shares were awarded: $34,000 for the first quarter, $29,000 for the second quarter, $33,000 for the third quarter and $65,000 for the fourth quarter, for a total of $161,000 in stock compensation and $212,255 in total compensation. The cash portion of Mr. Crosby's salary for fiscal 2002 was set at $51,255, which he elected to defer until the Company had adequate production revenues to cover this salary. Accordingly, he received this payment after the end of fiscal 2003. In addition, he received 80,000 shares of our common stock, 20,000 per quarter. These were valued at the closing price at the end of the quarter for which the shares were awarded: $15,000 for the first quarter, $19,000 for the second quarter, $24,000 for the third quarter and $30,000 for the fourth quarter, for a total of $88,400 in stock compensation and $139,655 total compensation. The cash portion of Mr. Crosby's salary for fiscal 2001 was set at $25,000. However, he received 83,500 shares of our common stock in lieu thereof, which had a fair market value, when issued in January 2002, of $25,000. In addition, he received 40,000 shares of our common stock, 20,000 per quarter for each of the last two quarters of the fiscal year. These were valued at the closing price at the end of the quarter for which the shares were awarded: $11,000 for the third quarter and $15,000 for the fourth quarter, for a total of $26,000 in stock compensation and $51,000 in total compensation.

(3) The cash portion of Mr. Ryan's salary for fiscal 2003 was $62,500. In addition, he received 80,000 shares of our common stock, 20,000 per quarter. These were valued at the closing price at the end of the quarter for which the shares were awarded: $34,000 for the first quarter, $29,000 for the second quarter, $33,000 for the third quarter and $65,000 for the fourth quarter, for a total of $161,000 in stock compensation and $212,255 in total compensation. The cash portion of Mr. Ryan's salary for fiscal 2002 was $51,255, of which $6,255 was paid after the end of fiscal 2003. In addition, he received 80,000 shares of our common stock, 20,000 per quarter. These were valued at the closing price at the end of the quarter for which the shares were awarded: $15,000 for the first quarter, $19,000 for the second quarter, $24,000 for the third quarter and $30,000 for the fourth quarter, for a total of $88,400 in stock compensation and $139,655 total compensation. The cash portion of Mr. Ryan's salary for fiscal 2001 was set at $25,000. However, this was later paid through the issuance of 30,000 shares of our common stock valued at $9,000 and the transfer of shares the Company owned in Trend Mining Company valued at $16,000. In addition, he received 40,000 shares of our common stock, 20,000 per quarter for each of the last two quarters of the fiscal year. These were valued at the closing price at the end of the quarter for which the shares were awarded: $11,000 for the third quarter and $15,000 for the fourth quarter, for a total of $26,000 in stock compensation and $51,000 in total compensation.

(4) Mr. Aguiar served as an executive officer and a director for the last quarter of fiscal year 2002 and for the first three quarters of fiscal year 2003 (through June 30, 2003). During fiscal year 2002 he received $10,000 of cash compensation and deferred $5,000. During fiscal year 2003 through June 30, 2003 he was entitled to cash compensation of $45,000 of which he received $15,000 in cash and deferred $30,000. In the final period of fiscal year 2003 he was entitled to $15,000 of non-executive compensation. In September 2003, and subject to a previous Board of Directors decision, he received 66,667 shares of stock, which had an agreed upon value of $50,000, for his past due deferred salary from fiscal years 2002 and 2003. He resigned as an executive officer and director effective June 30, 2003, but continues to work as an employee.


                                  OPTION GRANTS

         During fiscal 2003, no stock options were granted to the named executive officers.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR-END
                     AND FISCAL YEAR-END OPTION VALUES TABLE

         The following table contains information concerning the number of shares acquired and value realized from the exercise of options during fiscal 2003 and the number of unexercised options held by the named executive officers at September 30, 2003.


                                                                                                  VALUE OF UNEXERCISED
                                                               NUMBER OF SHARES OF                IN-THE-MONEY OPTIONS
                                                             COMMON STOCK UNDERLYING            AT YEAR END (SEPTEMBER 30
                                                               UNEXERCISED OPTIONS                      2003)(1)
                                                         AT YEAR END (SEPTEMBER 30) 2003                  ($)
                                                         --------------------------------- -----------------------------------
                              SHARES
                             ACQUIRED
                                ON       VALUE REALIZED
          NAME               EXERCISE         ($)         EXERCISABLE     UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
-------------------------- ------------- --------------- --------------- ----------------- ---------------- ------------------
Howard M. Crosby               70,834    $     141,668            --                 --                --                --

John P. Ryan                   36,834    $      73,668            --                 --                --                --

Guma Aguiar                        --               --       200,000                 --    $      380,000                --
---------------

(1) Options are "in-the-money" if the market price of a share of common stock exceeds the exercise price of the option.


     The Company has no retirement, pension or profit sharing program for the benefit of its directors, officers or other employees, but the Board of Directors may recommend one or more such programs for adoption in the future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In connection with the transactions described below, the Company did not secure an independent determination of the fairness and reasonableness of such transactions and arrangements with affiliates of the Company. In each instance described below, the disinterested directors (either at or following the time of the transaction) reviewed and approved the fairness and reasonableness of the terms of the transaction. The Company believes that each transaction was fair and reasonable to the Company and on terms at least as favorable as could have been obtained from non-affiliates. Transactions between any corporation and its officers and directors are subject to inherent conflicts of interest.

         Nevada-Comstock Mining Company, formerly Caledonia Silver-Lead Mines, Inc., is owned approximately 1.2% by Howard Crosby, chief executive officer and director, 1.2% by John Ryan, vice president and director, and 35% by the Company. The Company had controlled unpatented mineral claims called the Kil Group and West Mullan Group, which it sold during the fiscal year ended September 30, 2002, to Caledonia in exchange for 3,501,980 shares of Caledonia's common stock, par value $.10 per share. The Board of Directors valued the Caledonia shares at $350,198. The board of directors deemed the value of Kil Group and West Mullan Group to be de minimus, recording all but $20,000 of the amount received as gain.

         Messrs. Crosby and Ryan collectively own in excess of 40% of the stock of Dotson Exploration Company and they are the sole officers and directors of Dotson. Dotson owns 109,000 shares of the Company's shares of common stock. During fiscal year 2002 and the first quarter of fiscal year 2003, the Company repaid Dotson a loan in the amount of $10,000 and the Company made two loans to Dotson, one for $35,000 and one for $20,000, each at an interest rate of 10% per annum. Dotson transferred to the Company marketable securities of the common stock of two unaffiliated companies, Enerphaze Corporation and The Williams Companies, valued by the Board of Directors at $33,380 as partial payment of the amount loaned. During the nine months ended June 30, 2003, Dotson repaid the $20,000 loan in cash. Of the total amount of principal and interest Dotson owed the Company, $57,100, the amount of $3,720 remained outstanding at September 30, 2003, which amount is payable on demand and bears interest at 10% per annum.

         In September 2000, the Company, through its wholly owned subsidiary, Celebration Mining Company, entered into a 5-year, $6,000 per year lease agreement with Oxford Metallurgical, Inc., a company of which Messrs. Crosby and Ryan collectively own a majority, on the Company's Palisades Group property consisting of eight unpatented mineral claims. The lease permitted payment in cash or 10,000 Oxford shares per $3,000 of lease payments. The Company terminated the lease in fiscal 2002.

         In October 2001, the Company issued 200,000 shares of its common stock to Mr. Crosby for cash in the amount of $60,000. On January 15, 2002, the Company issued 100,000 shares of its common stock to Mr. Crosby in payment of a loan made to the Company in the principal amount of $30,000 in the November 2001. On January 22, 2002, Mr. Crosby made an additional loan of $30,000 bearing interest at 8% for which the Company issued him 15,000 shares valued at $4,500 as an inducement to making the loan.

         On January 22, 2002, the Company transferred 41,667 shares of the common stock it owned in Trend Mining Company, of which Mr. Ryan is a director, to Mr. Ryan in payment of past due salary of $16,000. Further, in October 2001, Mr. Ryan transferred marketable securities of Enerphaze Corporation valued at $90,000 to the Company in exchange for 300,000 shares of the Company, which shares are held by J.P. Ryan Company, Inc. held 100% by John Ryan, Andover Capital Corporation held 100% by John Ryan, and Dotson Exploration Company.

         In April 2002, Mr. Crosby purchased 83,334 the Company investment units and Mr. Ryan purchased 43,334 the Company investment units at $0.30 per unit, each unit consisting of one share of common stock and one warrant exercisable at $0.30 (see also below description of additional purchases of units by significant shareholders). The warrants contained a provision which allowed cashless exercise when and if the Company common stock traded at or above $1.50 per share. Also, in April 2002, the Company issued to Mr. Ryan 6,800 shares of its common stock in repayment of 6,800 shares of the Company's common stock owned by Mr. Ryan that he had transferred to third parties to pay invoices of the Company.

         During fiscal 2003, Mr. Crosby made two loans to the Company. One loan in December 2002 was in the principal amount of $70,000, bearing interest at 5% and the other loan made in February 2003 was in the principal amount of $50,000 bearing interest at a rate of 8%. The Company issued 14,000 shares of its common stock valued at $10,920, as an inducement to making the $70,000 loan and 20,000 shares valued at $15,600, as an inducement to making the $50,000 loan. The $50,000 loan was one of three bridge loans, one for $50,000 from Kevin Stulp (see below) and one for $100,000 from the Nathan A. Low Family Trust (see below). The Company repaid $60,000 in cash subsequent to the end of the fiscal year. In addition, the Company issued 4,000 shares of its common stock in repayment of the remaining $10,000 principal amount outstanding on the $70,000 loan. The Company repaid $25,000 of the $50,000 loan in cash during fiscal 2003 and repaid the remaining $25,000 principal amount outstanding subsequent to the end of the fiscal year. Mr. Crosby waived the interest on both loans, which the Company has recorded as income.

         In February 2003, Kevin Stulp, director, made a bridge loan to the Company in the principal amount of $50,000, bearing interest of 8% per annum. The Company issued 20,000 shares of its stock valued at $15,600, to Mr. Stulp as an inducement to making the loan. In April 2003, the Company repaid $25,000 of the $50,000 loan in cash and in July 2003, it issued 25,000 shares of its common stock to repay the remaining $25,000 principal amount outstanding. Mr. Stulp waived interest on this loan which the Company has recorded as income. In July 2003, Mr. Stulp exercised a warrant to purchase 100,000 shares of common stock at $.75 per share.

         In April 2002, the Nathan A. Low Roth IRA purchased 1,083,334 of the investment units described above for $0.30 per unit, for a total of $325,000. The Nathan A. Low Roth IRA gave the Company a non-interest bearing note for $150,000 for the partial payment of the units. The due date was June 15, 2002 and the note was paid in full and on time.

         In April 2002, entities controlled by Thomas Kaplan purchased 1,083,334 of the investment units described above for $0.30 per unit, for a total of $325,000. These entities gave the Company two non-interest bearing notes for $150,000 for the partial payment of the units. The due date for the notes was June 15, 2002 and they were paid in full and on time.

         In October 2002, the Nathan A. Low Roth IRA and various entities controlled by Thomas Kaplan exercised warrants acquired as part of the unit offering referred to above. The exercise was done in separate cashless transactions whereby each party surrendered a total of 175,676 shares of common stock valued at $325,000 to exercise warrants for 1,083,334 shares of stock, netting 907,658 shares.

         In 2002, Nathan Low, a major shareholder of the Company, and the Company decided to form a limited partnership to acquire and develop oil and natural gas properties. Low planned to seek investors to invest as limited partners in the partnership. On August 8, 2002, the Company formed Cadence Resources Limited Partnership, with the Company as the sole general partner. Low had not brought any investors to the partnership by the time the partnership was ready to acquire oil and gas interests. Therefore, Low elected to provide the initial funding, $250,000, for the first prospect, in the form of the purchase of a limited partnership interest in the partnership. The Company paid Sunrise Securities Corporation, an entity controlled by Low, a finders' fee on this funding. Also, on August 1, 2002, Sunrise Securities Corporation, together with Low and his assigns, the limited partnership and the Company entered into the Side Letter Agreement of Certain Terms of Limited Partnership Drawdown Facility, a $20 million funding agreement. This was intended to provide further equity investments in the partnership. It was structured so that the Low parties had the option, but not the obligation, to provide capital contributions to the partnership. In partial consideration for entering into the drawdown facility, the Low parties were given a right of first refusal to provide funding for any drilling project contemplated by the partnership.

         The Company and Low have agreed in principle as to the termination of the drawdown facility, the repurchase of Low's limited partnership interest for $250,000, dissolution of the partnership and related matters and in October 2003, Low received $250,000 from the Company for the repurchase. The following description of the transactions with regard to the partnership should be read in light of the foregoing disclosure.

         In the formation of the partnership, the Company contributed $12,500 to the partnership and Low, the limited partner, contributed $250,000 in cash. A portion of the $250,000 was used to advance the drilling on the West Electra Lake #1 well. For example, $24,552 was spent on seismic acquisition and processing which covered the Virginia Reef #2B well and also the West Electra Lake #1 well acreage. Also $26,105 of the limited partnership funds was spent on the leasing of the West Electra Lake Prospect as well as $16,077 on preparatory costs for the West Electra Lake #1 well. Prior to the limited partner's request for repayment of the limited partner's contribution (see below), the Company had granted the limited partner a 5% working interest in the #1 West Electra Lake well. However, the limited partner has agreed to convey his working interest in the West Electra Lake #1 well to the Company as part of the buyout of his limited partnership interest by the Company.

         Low also advanced $300,000 to the partnership to explore natural gas interests in Michigan in the Black Bean Unit. As an inducement for this advance, the Company issued Low 120,000 shares of common stock valued at $210,000. As an additional inducement to making the $300,000 advance, Low was granted a 2.25% working interest in each well in the Black Bean Unit in Michigan that was drilled using the $300,000 until "unitized well payout," the point at which the partnership receives 100% of its contribution back in the form of revenues from the well unit. After unitized well payout, Low's working interest in these wells will be reduced to a 2.00% working interest. The Company has repaid the $300,000 loan.

         In February 2003, the Company gave a $100,000 note, as part of the $200,000 bridge loans referenced above, to the Nathan A. Low Family Trust at an interest rate of 8%. The Company issued 40,000 shares valued at $31,200 as an inducement to making the loan. The principal on this note was repaid in full in October 2003.

         The Company issued approximately 1,721,400 shares of its common stock in September and October 2003 in a brokered private placement. It paid sales commissions of $376,565 in cash and options to purchase 162,140 shares for $2.50 per share to a broker, Sunrise Securities Corporation, a company owned by Nathan Low. It also issued 11,000 shares of the Company common stock valued at $2.90 per share to Nathan Low in connection with the private placement.

         CGT Management, Ltd., in which members of the Thomas Kaplan family have an indirect interest, loaned the Company $300,000 in 2003 at 10% interest. As an inducement for making the loan, the Company, in fiscal 2003, issued 120,000 shares valued at $168,000 to CGT Management. Mr. Kaplan disclaims beneficial ownership of the shares under the Exchange Act. The $300,000 loan and interest were repaid in full in October 2003.

         In the ordinary course of the Company's business, the Company acquires interests in exploratory and developmental oil and gas prospects and sells interests in such prospects to unaffiliated third parties. In fiscal 2002, the Company made available for sale to its executive officers, directors and consultants a portion of working interests in the #1A well in Wilbarger County, Texas on terms no less favorable to the Company than those at which interests would otherwise have been sold to third party investors in that well. Messrs. Crosby and Ryan each acquired from the Company a 6% working interest in the #1A well in Wilbarger County, Texas for $40,800 in fiscal year 2002. Expenses are deducted from the production checks and to date, production has been sufficient to cover expenses. The Company sold these working interests to raise the capital to drill the well.

         Lucius  C.  Geer,  a   consultant   to  the  Company  who  manages  its
acquisition, exploration and production operations, has entered several agreements with the Company. In October 2001, Geer entered into an agreement with the Company under which the Company purchased from Geer and an associate of Geer's, geological information for $30,000 cash and a 2% overriding royalty interest each to Geer and his associate, in the Virgin Reef Prospect in Wilbarger County, Texas. Effective December 31, 2001, the Company assigned Geer a 2% overriding royalty interest in the oil, gas and mineral lease from the W.
T. Waggoner Estate in Wilbarger County, Texas. In April 2003, the Company assigned Geer and an associate each a 1% overriding royalty interest in oil and gas leases in Desoto Parish, Louisiana. Effective August 1, 2003, the Company and Geer amended their February 1, 2002 Letter Agreement with respect to the creation and funding of a geological and operations office to be staffed by Geer and paid for by the Company. Under the agreement, Geer agreed to evaluate the geological feasibility and land availability of agreed upon areas in order to locate prospects that meet certain criteria. The agreement provides that Geer will devote 75% of his time to his work for the Company for $7,500 per month. On each lease that the Company acquires under the agreement, the Company must assign Geer an overriding royalty interest of 2% of the sales price received for all oil, gas and minerals from such lease, which amount is to be reduced proportionately if the lease covers less than the full fee mineral estate.

                              INDEPENDENT AUDITORS

         Williams & Webster has audited and reported upon the financial statements of the Company for the fiscal year ended September 30, 2003. It is currently anticipated that Williams & Webster will be selected by the Board of Directors to examine and report on the financial statements of the Company for the year ending September 30, 2004. Representatives of Williams & Webster are not expected to be present at the Annual Meeting.

         For the fiscal years ended September 30, 2002 and 2003, Williams & Webster has billed the Company the following fees:

         AUDIT FEES

         For the fiscal years ended September 30, 2002 and September 30, 2003, Williams & Webster billed the Company $58,678 and $97,290, respectively, for services rendered for the audit of the Company's annual financial statements included in its report on Form 10-KSB and the reviews of the financial statements included in its reports on Form 10-QSB filed with the SEC.

         AUDIT RELATED FEES

         For each of the fiscal years ended February September 30, 2002 and September 30, 2003, Williams & Webster billed the Company $0 and $35,075, respectively, for assistance with SB-2 registration filings.

         TAX FEES

         For the fiscal years ended September 30, 2002 and September 30, 2003, Williams & Webster billed the Company $4,939 and $0, respectively, in connection with the preparation of tax returns and the provision of tax advice. The tax returns for the Company for the fiscal year ended September 30,2003, has not been completed as of yet. Therefore no billings have been made at the date of this proxy statement.

         ALL OTHER FEES

         There were no other fees paid to Williams & Webster during the fiscal years ended September 30, 2002 and September 30, 2003.

         All of the above fees were pre-approved by the Board of Directors of the Company.

         The Audit Committee does not currently have any pre-approval policies.

         The Board of Directors has considered whether the provision of non-audit services by Williams & Webster is compatible with maintaining auditor independence.

                      -------------------------------------
                                   PROPOSAL 2
                         APPROVAL OF THE ADOPTION OF THE
                      COMPANY'S 2004 EQUITY INCENTIVE PLAN
                      -------------------------------------


         On February 9, 2004, the Board of Directors of the Company adopted, subject to stockholder approval, the Company's 2004 Equity Incentive Plan (the "Plan"). The Plan is intended to provide an incentive to employees (including executive officers), and directors of and consultants to the Company and its affiliates. The proceeds derived from the sale of shares will be used for general corporate purposes of the Company. A copy of the Plan is attached hereto as Exhibit A. The purpose of the Plan is to promote the interests of the Company and its stockholders by enabling the Company to align the interests of selected eligible persons under the Plan with the interests of the stockholders of the Company. Under the Plan, the mutuality of interest between the Company and eligible beneficiaries of the Plan is strengthened because such beneficiaries have a proprietary interest in pursuing the Company's long-term growth and financial success. In addition, by allowing employees, directors and consultants to participate in the Company's success, the Company is better able to attract, retain and reward quality employees, directors and consultants.

         The Company does not have any other incentive or stock option plans currently in effect. Upon their appointment to the Board of Directors of the Company, Glenn DeHekker and Jeffrey M. Christian were each awarded the following under the Plan, subject to stockholder approval of the Plan:

              1. An option to purchase 75,000 shares of the Company's common stock;
              2. The right to receive an option to purchase 50,000 shares of the Company's common stock on each twelve month anniversary of the appointment of the director to the board;
              3. 5,000 shares of restricted stock;
              4. The right to receive 5,000 shares of restricted stock on the last day of each calendar quarter; and
              5. 2,500 shares of restricted stock on each twelve month anniversary of the director's appointment to a committee of the Board of Directors.

         In addition, upon his employment, one employee was granted the following under the Plan, subject to stockholder approval of the Plan:

              1. An option to purchase 250,000 shares of the Company's common stock;

              2. The right to receive an option to purchase 50,000 shares of the Company's common stock on each twelve month anniversary of his becoming an employee of the Company; and

              3. The right to receive 5,000 shares of restricted stock on the last day of each calendar quarter.

         The table below sets forth certain information as of Cadence's fiscal year ended September 30, 2003 regarding the shares of Cadence's common stock (i) available for grant or granted under outstanding stock options or (ii) issuable upon exercise of warrants granted as compensation for services.


                                                                                      NUMBER OF SECURITIES REMAINING
                             NUMBER OF SECURITIES TO BE       WEIGHTED-AVERAGE        AVAILABLE FOR FUTURE ISSUANCE
                             ISSUED UPON EXERCISE OF          EXERCISE PRICE OF       UNDER EQUITY COMPENSATION
                             OUTSTANDING OPTIONS, WARRANTS    OUTSTANDING OPTIONS,    PLANS (EXCLUDING SECURITIES IN
                             AND RIGHTS                       WARRANTS AND RIGHTS     THE FIRST COLUMN OF THIS TABLE)
---------------------------- -------------------------------- ----------------------- --------------------------------
Compensatory warrants or                   -0-                         -0-                          -0-
options approved by
security holders

Compensatory warrants or
options  not approved by
security holders                        1,174,640                     $1.45                         -0-

         Please see notes 8 and 9 to the Company's financial statements in the Company's annual report which is enclosed with this proxy statement for additional information on the compensatory options and warrants.

         The following is a summary of certain material features of the Plan.

         GENERAL

         The aggregate number of shares of Common Stock that may be granted, or for which options may be granted, under the Plan shall not exceed 1,000,000 shares of Common Stock. Any shares of Common Stock subject to an equity award which for any reason expires or otherwise is terminated shall again become available for issuance under the Plan.

         TYPES OF AWARDS

         The Plan provides for the grant of (i) "incentive stock options" ("ISOs") within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) non-qualified stock options (which are stock options that do not qualify as ISOs ("NQSOs")), and (iii) stock bonuses (each, a "Stock Bonus") or restricted stock ("Restricted Stock") awards.

         ADMINISTRATION

         The Plan is administered by the Compensation Committee of the Board of Directors (the "Administrators").

         The Administrators of the Plan may, from time to time, consistent with the purposes of the Plan, grant options to such employees (including officers and directors who are employees), and directors who are not employees of, and consultants to, the Company or any of its affiliates as the Administrators may determine in their sole discretion. Such options granted shall cover such number of shares of Common Stock as the Administrators may determine in their sole discretion. In addition, the Administrators may issue Stock Bonuses or Restricted Stock to eligible employee or non-employee grantees.


         TERMS AND CONDITIONS OF STOCK BONUS AWARDS AND RESTRICTED STOCK AWARDS

         Stock bonuses or restricted stock awards granted under the Plan will be subject to, among other things, the following terms and conditions:

         (a) The purchase price, if any, for any Common Stock granted under the Plan shall be such amount as the Administrators determine. The Administrators may determine that eligible participants in the Plan may be awarded Common Stock in consideration for past services rendered to the Company or an affiliate of the Company or for the benefit of the Company or an affiliate of the Company.

         (b) Any purchase price shall be paid either (i) in cash or (ii) if authorized by the Administrators, (a) with previously acquired securities of the Company, (b) according to a deferred payment or other arrangement with the optionee, (c) in any other form of legal consideration that may be acceptable to the Administrators, or (d) in any combination of the foregoing.

         (c) No shares of Common Stock granted under the Plan shall be transferable other than by will or the laws of descent and distribution, and such shares may be disposed of during the lifetime of the grantee only by the grantee or his or her legal representatives.

         TERMS AND CONDITIONS OF OPTIONS

         Options granted under the Plan will be subject to, among other things, the following terms and conditions:

         (a) The exercise price of the shares of Common Stock under each option shall be determined by the Administrators in their sole discretion. The exercise price of an ISO shall not be less than 100% of the fair market value of the Company's Common Stock subject to such option on the date of grant; and provided further, however, that if, at the time an ISO is granted, the optionee owns stock having more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the exercise price of such ISO shall not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant. The exercise price of a NQSO shall not be less than the fair market value of the Company's Common Stock subject to such option on the date of grant.

         (b) Each option granted pursuant to the Plan shall be for such term as established by the Administrators, in their sole discretion, at or before the time such option is granted; provided, however, that the term of each option granted pursuant to the Plan shall be for a period not exceeding ten (10) years from the date of grant thereof, and provided further, that if, at the time an ISO is granted, the optionee owns stock having more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the term of the ISO shall be for a period not exceeding five (5) years from the date of grant.

         (c) Except as provided in the applicable Equity Award Agreement, an optionee whose relationship with the Company or any of its subsidiaries is terminated by reason of permanent physical disability may exercise his or her option, to the extent exercisable at the time of such termination, within six months thereafter, but in no event after the expiration of the term of the option.

         (d) Except as provided in the applicable Equity Award Agreement, in the case of death of the optionee while an employee, director or consultant of the Company or any of its subsidiaries, the optionee's legal representative or beneficiary may exercise the option, to the extent exercisable on the date of death, within twelve months of the date of death, but in no event after the expiration of the term of the option.

         (e) No option granted under the Plan shall be transferable other than by will or the laws of descent and distribution (unless, with respect to an NQSO, the relevant Equity Award Agreement provides otherwise), and options may be exercised during the lifetime of the optionee only by the optionee or the optionee's legal representatives.

         HOW OPTIONS ARE EXERCISED

         An option (or any part or installment thereof), to the extent then exercisable, is to be exercised by giving written notice to the Company, stating which option is being exercised, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment of the exercise price thereof. The exercise price is to be paid either (i) in cash or
(ii) if authorized by the Administrators, (a) with previously acquired securities of the Company, (b) according to a deferred payment or other arrangement between the Company and the optionee, (c) in any other form of legal consideration that may be acceptable to the Administrators, or (d) in any combination of the foregoing.

         The Company may withhold cash and/or shares of the Company's Common Stock having an aggregate value on the date the option is exercised equal to the amount which the Company determines is necessary to meet its obligation to withhold any federal, state and/or local taxes or other amounts incurred by reason of the grant or exercise of an option or the disposition of the option or shares acquired pursuant to the exercise of the option. Alternatively, the Company may require the optionee to pay the Company such amount in cash promptly upon demand.

         ADJUSTMENTS UPON CHANGES IN COMMON STOCK

         If any change is made in the Common Stock subject to the Plan, through a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company, the Plan will be appropriately adjusted in the class and maximum number of shares subject to the Plan, and the outstanding equity awards will be appropriately adjusted in the class and number of shares subject to and the exercise price of such outstanding equity awards. Such adjustments shall be made by the Administrators at the time of the change in the Common Stock, whether or not specifically provided for in any outstanding equity award. The Administrators' determination shall be final, binding and conclusive.

         AMENDMENT AND TERMINATION OF THE PLAN

         No awards may be granted under the Plan after February 8, 2014. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan.

         The  Administrators  may from  time-to-time  amend or modify  the Plan;
provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable. No such amendment shall adversely affect any outstanding equity award without the holder's written consent.

         CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The following is a general summary of certain material federal income tax consequences of the grant and exercise of ISOs and NQSOs (collectively, the "Options") and the receipt and disposition of Stock Bonuses and Restricted Stock under the Plan and the sale of any underlying security. The Options, Stock Bonuses and Restricted Stock that may be awarded under the Plan are collectively referred to herein as "Awards." This description is based on current law which is subject to change, possibly with retroactive effect. This discussion does not purport to address all tax considerations relating to the issuance and exercise of any Awards, or resulting from the application of special rules to a particular Award recipient (including a recipient subject to the reporting and short-swing profit provisions under Section 16 of the Securities Exchange Act of 1934, as amended, or a recipient who is not an individual U.S. citizen or permanent resident), as well as applicable state, local, foreign and other tax consequences inherent in the ownership of Awards and exercise thereof and the ownership and disposition of any underlying security. An Award recipient should consult with his own tax advisors with respect to the tax consequences inherent in the ownership and exercise of Awards and the ownership and disposition of any underlying security.

         ISOS EXERCISED WITH CASH

         No taxable income will be recognized by an optionee upon the grant or exercise of an ISO. The optionee's tax basis in the shares acquired upon the exercise of an ISO with cash will be equal to the exercise price paid by the optionee for such shares.

         If the Common Stock received upon exercise of an ISO is disposed of more than one year after the date of transfer of such stock to the optionee and more than two years from the date of grant of the option, the optionee will recognize long-term capital gain or loss on such disposition equal to the difference between the selling price and the optionee's basis in the Common Stock, and the Company will not be entitled to a deduction. Long-term capital gain is generally subject to more favorable tax treatment than short-term capital gain or ordinary income.

         If the Common Stock received upon the exercise of an ISO is disposed of prior to the end of the two-years-from-grant/one-year-after-transfer holding period (a "disqualifying disposition"), the excess (if any) of the fair market value of the stock on the date of transfer of such stock to the optionee over the exercise price (but not in excess of the gain realized on the sale of the Common Stock) will be taxed to the optionee as ordinary income in the year of such disposition, and the Company generally will be entitled to a deduction in the year of disposition equal to such amount. Any additional gain or any loss recognized by the optionee on such disposition will be short-term or long-term capital gain or loss, as the case may be, depending upon the period for which the stock was held.

         NQSOS EXERCISED WITH CASH

         No taxable income will be recognized by an optionee upon the grant of an NQSO. Upon the exercise of an NQSO, the excess of the fair market value of the Common Stock received at the time of exercise over the exercise price therefor will be taxed as ordinary income, and the Company will generally be entitled to a corresponding deduction. The optionee's tax basis in the Common Stock acquired upon the exercise of such NQSO will be equal to the exercise price paid by the optionee for such stock plus the amount of ordinary income so recognized.

         Any gain or loss recognized by the optionee on a subsequent disposition of shares purchased pursuant to an NQSO will be short-term or long-term capital gain or loss, depending upon the period during which such shares were held. The amount of such gain will be equal to the difference between the selling price and the optionee's tax basis in the shares.

          EXERCISE OF OPTIONS USING PREVIOUSLY ACQUIRED SHARES

          In general, if an optionee's previously acquired shares in the Company are used in full or partial payment of the exercise price of an Option (whether an ISO or an NQSO), such optionee will not recognize gain or loss on the exercise of that Option to the extent the optionee received Common Stock which, on the date of exercise, has a fair market value equal to the fair market value of the shares surrendered in exchange (the Common Stock an optionee receives in the exchange is referred to as "Replacement Shares"). If the Option exercised is an ISO, or if the Option exercised is an NQSO and the shares used upon the exercise were acquired by exercise of an ISO, the Replacement Shares received therefor are treated as having been acquired by the exercise of an ISO.

          If an ISO is exercised with shares that were previously acquired by exercise of an ISO but which were not held for the required two-years-from-grant one-year-after-exercise holding period (described above), the optionee will be treated as having made a "disqualifying disposition" of the previously acquired shares. In such case, the optionee would recognize ordinary income equal to the difference between the fair market value of those shares on the date of exercise of the prior ISO and the amount paid for those shares (but not more than the gain realized). Special rules apply in determining which shares are considered to have been disposed of and in allocating the basis among the shares.

          An optionee will have a total tax basis in the Replacement Shares equal to the tax basis of the previously owned shares surrendered, increased by any ordinary income required to be recognized on the disqualifying disposition of the previously owned shares of the Company. The optionee's holding period for the Replacement Shares generally will include the holding period for the surrendered shares.

         ALTERNATIVE MINIMUM TAX

         In addition to the federal income tax consequences described above, an optionee who exercises an ISO may be subject to the alternative minimum tax, which is payable only to the extent it exceeds the optionee's regular tax liability. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the Common Stock over the exercise price is an adjustment which increases the optionee's alternative minimum taxable income. In addition, the optionee's basis in such stock is increased by such amount for purposes of computing the gain or loss on disposition of the stock for alternative minimum tax purposes. If the optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowable as a tax credit against the optionee's regular tax liability (net of other non-refundable credits) in subsequent years. To the extent the credit is not used, it is carried forward. An optionee holding an ISO should consult with his tax advisors concerning the applicability and effect on the optionee of the alternative minimum tax.

         STOCK BONUS

         The receipt by any beneficiary of the Plan of a Stock Bonus will give rise to ordinary income that will be reportable by such beneficiary in the year of receipt in an amount equal to the fair market value of the Common Stock issued as a Stock Bonus.

         RESTRICTED STOCK

         Generally, the grant of Restricted Stock will not result in taxable income to the recipient or a deduction for the Company. The value of the Restricted Stock (less any amount paid by the recipient upon the grant) will be taxable to the recipient in the year in which the restrictions lapse.
Alternatively, a recipient of Restricted Stock may elect to treat as compensation income in the year of grant the fair market value of the Restricted Stock on the date of grant (less any amount paid by the recipient therefor), by making an election within 30 days after the date of grant. If such an election is made and the Restricted Stock is subsequently forfeited to the Company, the recipient will be allowed only a capital loss deduction in connection with such forfeiture. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the recipient in the tax year such income is recognized. Any subsequent gain realized by the recipient who has made such an election upon the sale of the Restricted Stock will be subject to federal income tax at long-term capital gains tax rates if the stock has been held for more than one year.

         PAYROLL TAXES ON COMPENSATION INCOME

         Except as provided below in respect of a "disqualifying disposition" of an ISO, the compensation income recognized by the recipient of an Award (as described above) generally will be subject to federal and applicable state income and employment (social security) taxes. The Company will be responsible for withholding the applicable taxes and remitting such taxes to the respective government authorities. Currently, no employment taxes (including withholding thereof) apply with respect to ordinary income realized with respect to a "disqualifying disposition" of Common Stock acquired pursuant to the exercise of an ISO. As the payor of such income, the Company will also have certain reporting obligations. As provided in a separate Equity Award Agreement that each recipient of an Award will be required to execute, the Company reserves the right to withhold the applicable taxes from the amounts of any cash payments or the issuance of Common Stock to each recipient. As an alternative, the Company may require Award recipients to pay to the Company in cash the amount equal to the taxes required to be withheld. Subject to the discussion of backup withholding below, no withholding requirements will apply in respect of awards of NQSOs, Stock Bonuses or Restricted Stock to non-employee directors or consultants.

         BACKUP WITHHOLDING

         Grantees who are not employees of the Company and who fail to complete and timely furnish to the Company Form W-9 may be subject to backup withholding of federal income tax at a 28% federal income tax rate with respect to the amount of compensation income realized by such grantee. To prevent such backup withholding, each non-employee grantee must provide the Company such person's correct taxpayer identification number and certify that such person is not subject to backup withholding of federal income tax by completing and signing Form W-9. Unless each non-employee grantee timely provides the requisite certification, backup withholding at the 28% tax rate will be required with respect to any compensation income of such grantee. The amount withheld will be allowed as a credit against such grantee's federal income tax liability for the applicable taxable year, and may entitle such grantee to a refund under certain circumstances.

REQUIRED VOTE

         Approval of the Plan requires the affirmative vote of the holders of the majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote on this proposal.

                        THE BOARD OF DIRECTORS RECOMMENDS
                       THAT YOU VOTE "FOR" THE APPROVAL OF
                    THE COMPANY'S 2004 EQUITY INCENTIVE PLAN

                              STOCKHOLDER PROPOSALS

         Any stockholder proposal intended to be included in the Company's proxy statement and form of proxy for presentation at the 2005 Annual Meeting of Stockholders (the "2005 Meeting") pursuant to Rule 14a-8 ("Rule 14a-8"), as promulgated under the Securities Exchange Act of 1934, must be received by the Company not later than December 10, 2004. As to any proposals submitted for presentation at the 2005 Meeting outside the processes of Rule 14a-8, the proxies named in the form of proxy for the 2005 Meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before February 23, 2005. However, even if such notice is timely received, such proxies nevertheless may be entitled to exercise discretionary authority on that matter to the extent permitted by the Securities and Exchange Commission regulations.

         Any stockholder proposals, as well as any questions relating thereto, should be directed to the Chief Financial Officer of the Company at Cadence Resources Corporation, 6 East Rose Street, P.O. BOX 2056, Walla Walla, WA 99362.

                                  OTHER MATTERS

         Management does not intend to bring before the Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting.

         An annual report to stockholders for the year ended September 30, 2003 is being furnished herewith to each stockholder as of the Record Date. Copies of the Company's Annual Report on Form 10-K will be provided free of charge upon written request to:

                          Cadence Resources Corporation
                               6 East Rose Street
                              Walla Walla, WA 99362
                               Attn: John P. Ryan

         In addition, copies of any exhibits to the Annual Report on Form 10-K will be provided for a nominal charge to stockholders who make a written request to the Company at the above address.


                                              By Order of the Board of Directors

                                              John P. Ryan
                                              Chief Financial Officer

March 18, 2004

                                    EXHIBIT A
                                    ---------

                          CADENCE RESOURCES CORPORATION
                           2004 EQUITY INCENTIVE PLAN



                                    ARTICLE I

                             ESTABLISHMENT AND TERM

         SECTION 1.01 ESTABLISHMENT; DEFINITIONS. This Plan was adopted by the Board on February 9, 2004, subject to the approval by the stockholders of the Company. All capitalized terms used in this Plan are defined in Appendix A attached to the Plan.

         SECTION 1.02 TERM. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on February 8, 2014, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Equity Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Rights and obligations under any Equity Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Equity Award was granted.

                                   ARTICLE II

                              STRUCTURE AND PURPOSE

         SECTION 2.01 STRUCTURE OF PLAN. The Equity Awards issued under the Plan shall be either, in the discretion of the Board, (a) Options granted pursuant to
Article VI of the Plan, including Incentive Stock Options and Non-statutory Stock Options, or (b) Stock bonuses or restricted Stock awards granted pursuant to Article VII of the Plan. All Options shall be designated as Incentive Stock Options or Non-statutory Stock Options at the time of grant.

         SECTION 2.02 PURPOSE. The purpose of the Plan is to promote the interests of the Company by aligning the interests of selected eligible persons under the Plan with the interests of the stockholders of the Company and by providing to such persons an opportunity to obtain the benefits from ownership of the Company's Stock through the granting to such persons of Equity Awards.

         The Company, through the use of the Plan, seeks to attract and retain the services of Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

                                   ARTICLE III

                                 ADMINISTRATION

         SECTION 3.01 BOARD; DELEGATION TO COMMITTEE. The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee. The Board may delegate administration of the Plan to a Committee composed of two or more members of the Board each of whom is an Outside Director. If administration is delegated to a Committee, the Committee shall have, in administering the Plan, all of the powers that were possessed by the Board prior to such delegation, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. If administration is delegated to a Committee, all references in this Plan to the Board shall thereafter be to the Committee. The Board may abolish the Committee at any time and re-vest in the Board the administration of the Plan.

         SECTION 3.02 ADMINISTRATION. The Board shall have the power, consistent with the express provisions of the Plan:

         (a) To determine from time to time which of the eligible persons under the Plan shall be granted Equity Awards;

         (b) To determine whether an Equity Award shall be an Incentive Stock Option, a Non-statutory Stock Option, a Stock bonus, a right to purchase restricted Stock, or a combination of the foregoing;

         (c) To determine how and when each Equity Award shall be granted, the provisions of each Equity Award granted, including the time or times when a person shall be permitted to receive Stock pursuant to an Equity Award, and the number of shares with respect to which an Equity Award shall be granted to each such person;

         (d) To construe and interpret the Plan and Equity Awards granted under it, and to establish, amend and revoke rules and regulations for the administration of such Plan and Equity Awards;

         (e) To correct any defect, omission or inconsistency in the Plan or in any Equity Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

         (f) To amend the Plan or an Equity Award as provided in Article XI; and

         (g) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

                                   ARTICLE IV

                                   ELIGIBILITY

         SECTION 4.01 PERSONS ELIGIBLE FOR EQUITY AWARDS. Incentive Stock Options may be granted only to Employees. Equity Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.


                                    ARTICLE V

                           SHARES SUBJECT TO THE PLAN

         SECTION 5.01 Subject to the provisions of Article VIII relating to adjustments upon changes in Stock, no more than 1,000,000 shares of Stock may be issued pursuant to Equity Awards. If any Equity Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the Stock not acquired under such Equity Award shall revert to and again become available for issuance under the Plan. The Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

                                   ARTICLE VI

                                TERMS OF OPTIONS.

         SECTION 6.01 FORM OF OPTION. Subject to the provisions of the Plan, each Option shall be in such form and shall contain such terms and conditions as the Board shall determine. The provisions of separate Options need not be identical.

         SECTION 6.02 TERM. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

         SECTION 6.03 EXERCISE PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Stock subject to the Option on the date the Option is granted. The exercise price of each Non-statutory Stock Option shall be not less than the Fair Market Value of the Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Non-statutory Stock Option) may be granted with an exercise price lower than that otherwise provided in this Section 6.03 if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

         SECTION 6.04 PAYMENT. The purchase price of Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash at the time the Option is exercised, or (b) at the discretion of the Board or the Committee, determined at the time of the grant of the Option, (1) by delivery to the Company of other equity securities of the Company, (2) according to a deferred payment or other arrangement with the person to whom the Option is granted or to whom the Option is transferred pursuant to Section 6.05, (3) in any other form of legal consideration that may be acceptable to the Board, or (4) any combination of the foregoing.

         SECTION 6.05 TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. Unless otherwise provided in the Equity Award Agreement, a Non-statutory Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

         SECTION 6.06 VESTING. The total number of shares of Stock subject to an Option may, but need not, be vested or allotted in periodic installments (which may, but need not, be equal). The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.

         SECTION 6.07 TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. Unless otherwise provided in the Equity Award Agreement relating to an Option, in the event of a Termination (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of Termination) but only within such period of time ending on the earlier of (a) the date that is ninety
(90) days after the date of Termination, or (b) the expiration of the term of the Option as set forth in the Equity Award Agreement.

         SECTION 6.08 DISABILITY OF OPTIONEE. Unless otherwise provided in the Equity Award Agreement relating to an Option, in the event of a Termination as a result of the Optionee's Disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of Termination), but only within such period of time ending on the earlier of (a) the date six (6) months after the date of Termination, or (b) the expiration of the term of the Option as set forth in the Equity Award Agreement.

         SECTION 6.09 DEATH OF OPTIONEE. Unless otherwise provided in the Equity Award Agreement relating to an Option, in the event of a Termination as a result of the Optionee's death, the Option may be exercised (to the extent the Optionee was entitled to exercise it at the date of Termination) by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only within the period ending on the earlier of (a) the date twelve (12) months after the date of Termination, or (b) the expiration of the term of the Option as set forth in the Equity Award Agreement.

         SECTION 6.10 INCENTIVE STOCK OPTION LIMITATIONS. The following limitations shall apply to a grant of an Incentive Stock Option:

         (a) Notwithstanding the provisions of Sections 6.02 and 6.03, if, at the time of the grant of an Incentive Stock Option, the Optionee owns (or is deemed to own pursuant to Section 424(d) of the Code) equity securities possessing more than ten percent (10%) of the total combined voting power of all classes of equity securities of the Company or of any of its Affiliates, the exercise price of such Incentive Stock Option shall be at least one-hundred and ten percent (110%) of the Fair Market Value of such Stock on the date of grant and the Incentive Stock Option shall terminate on the date that is within five
(5) years after the date of grant.

         (b) If the aggregate Fair Market Value (determined at the time of grant) of Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one-hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Non-statutory Stock Options.

                                   ARTICLE VII

               TERMS OF STOCK BONUSES AND RESTRICTED STOCK AWARDS

         SECTION 7.01 FORM OF STOCK BONUS OR RESTRICTED STOCK AWARD. Subject to the provisions of the Plan, each Stock bonus or restricted Stock award shall be in such form and shall contain such terms and conditions as the Board shall determine. The provisions of separate stock bonuses or restricted stock awards need not be identical.

         SECTION 7.02 PURCHASE PRICE. The purchase price, if any, for any Stock granted as a Stock bonus or restricted Stock award shall be such amount as the Board shall determine and designate in the Equity Award Agreement.

         Notwithstanding the foregoing, the Board may determine that eligible participants in the Plan may be awarded Stock in consideration for past services rendered to the Company or an Affiliate thereof or for the benefit of the Company or an Affiliate thereof.

         SECTION 7.03 TRANSFERABILITY. Unless otherwise provided in the Equity Award Agreement, Stock awarded or purchased pursuant to this Article VII may not be transferred to any person, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, until any restrictions on transfer set forth in the Equity Award Agreement lapse.

         SECTION 7.04 PAYMENT. The purchase price, if any, of Stock acquired pursuant to a Stock bonus or restricted Stock award shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash, or (b) at the discretion of the Board or the Committee, determined at the time of the grant of the Stock award, (1) by delivery to the Company of other equity securities of the Company, (2) according to a deferred payment or other arrangement with the person to whom the Stock award is granted or to whom the Option is transferred pursuant to Section 7.03, (3) by electing to receive the Stock in lieu of other compensation payable to the person by the Company or an Affiliate thereof or for the benefit of the Company or an Affiliate thereof, (4) in consideration for past services rendered by the person to the Company or for its benefit, (5) in any other form of legal consideration that may be acceptable to the Board, or (6) any combination of the foregoing.

         SECTION 7.05 VESTING. Shares of Stock sold or awarded under Article VII of the Plan may, but need not, be subject to a repurchase option or right of first refusal in favor of the Company.

                                  ARTICLE VIII

                        ADJUSTMENTS UPON CHANGES IN STOCK

         SECTION 8.01 CHANGE IN STOCK. If any change is made in the Stock subject to the Plan, through a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company, the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to
Article V, and the outstanding Equity Awards will be appropriately adjusted in the class(es) and number of shares subject to and the exercise price of such outstanding Equity Awards. Such adjustments shall be made by the Board at the time of the change in the Stock, whether or not specifically provided for in any outstanding Equity Award. The Board's determination shall be final, binding and conclusive.

                                   ARTICLE IX

                            COVENANTS OF THE COMPANY

         SECTION 9.01 RESERVATION OF STOCK. The Company shall reserve from its authorized but unissued Stock the number of shares of Stock issuable pursuant to outstanding Equity Awards.

         SECTION 9.02 REGULATORY AUTHORITY. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Stock upon the exercise of outstanding Equity Awards, PROVIDED, HOWEVER, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended, either the Plan, any Equity Award or any Stock issued or issuable pursuant to any such Equity Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority for the lawful issuance and sale of Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Stock upon exercise of such Equity Awards unless and until such authority is obtained.

                                    ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.01 ACCELERATION OF VESTING. Notwithstanding any provision in any Equity Award Agreement, the Board may, in its discretion, accelerate the time at which an Equity Award may first be exercised or the time during which an Equity Award or any part thereof will vest.

         SECTION 10.02 STOCKHOLDER RIGHTS. Except as set forth in the Equity Award Agreement, no holder of any Equity Award shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Stock subject to such Equity Award unless and until such person has satisfied all requirements for vesting or exercise of the Equity Award pursuant to its terms.

         SECTION 10.03 EMPLOYMENT OR OTHER SERVICES. Nothing in the Plan, any Equity Award Agreement or any instrument executed pursuant thereto shall (a) confer upon any Employee or other holder of an Equity Award any right to continue in the employ of the Company or any Affiliate, (b) confer upon any Director or Consultant or other holder of an Equity Award any right to continue acting as a Director or Consultant, (c) affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without cause, (d) affect the right of the Company's Board of Directors and/or the Company's stockholders to remove any Director pursuant to the terms of the Company's charter documents and the provisions of applicable law, or (e) affect the right of the Company to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate.

         SECTION 10.04 SECURITIES LAW REQUIREMENTS. The Company may require any person to whom an Equity Award is granted, or any person to whom an Equity Award is transferred, as a condition of exercising or acquiring Stock under any Equity Award, to give written assurances satisfactory to the Company (a) as to such person's knowledge and experience in financial and business matters, (b) that he or she is capable of evaluating, alone or together with a purchaser representative, the merits and risks of exercising the Equity Award, and (c) that such person is acquiring the Stock subject to the Equity Award for such person's own account and not with any view to a distribution of the Stock. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Stock.

         SECTION 10.05 TAX WITHHOLDING. The Company shall have the right to deduct any applicable taxes from any Equity Award (including with respect to any Stock issued thereunder) transferred hereunder and to take such other action as is necessary in the opinion of the Board to satisfy the Company's tax obligations in connection with the Plan. If provided for in an Equity Award Agreement, the holder of an Equity Award may be permitted to satisfy any federal, state or local tax withholding or payment obligation relating to the exercise or acquisition of Stock under an Equity Award by (a) tendering a cash payment, (b) authorizing the Company to withhold shares from the shares of the Stock otherwise issuable to such person as a result of the exercise or acquisition of Stock under the Equity Award, (c) delivering to the Company unencumbered shares of equity securities of the Company held by such person by, or (d) any combination of the foregoing.

         SECTION 10.06 UNFUNDED PLAN. The Plan shall be unfunded unless and until the Board or the Committee (if designated) determines otherwise. Unless the Board or the Committee determines otherwise, (a) the Company shall not be required to segregate any assets that may at any time be represented by cash, Stock, other securities or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Stock, other securities or rights thereto; (b) any liability of the Company to any participant in the Plan or any beneficiary thereof with respect to awards granted under the Plan shall be based solely upon contractual obligations that may be created by the Plan and any applicable Equity Award Agreement; and (c) no such obligation shall be deemed secured by any pledge or other encumbrance on any property of the Company.

                                   ARTICLE XI

                     AMENDMENT OF THE PLAN AND EQUITY AWARDS

         SECTION 11.01 AMENDMENT OF PLAN; STOCKHOLDER APPROVAL. The Board may at any time terminate, and from time-to-time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable. No such amendment shall adversely affect any outstanding Equity Award without the holder's written consent.

         SECTION 11.02 CHANGES IN LAW. The Board may amend the Plan as it deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Plan relating to Incentive Stock Options and to bring the Plan or Incentive Stock Options granted under the Plan into compliance therewith. The Board may also, in its discretion, amend the Plan to take into account changes in law and tax and accounting rules (including any pooling-of-interest rules), as well as other developments, and to grant Equity Awards that qualify for beneficial treatment under such rules.

                                   APPENDIX A

                                   DEFINITIONS

"AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

"BOARD" means the Board of Directors of the Company.

"CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

"COMMITTEE" means a Committee appointed by the Board in accordance with Section
3.01 of the Plan.

"COMPANY" means Cadence Resources Corporation, a Utah corporation.

"CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render bona fide consulting services (other than services in connection with the offer or sale of securities in a capital-raising transaction) and who is compensated for such services, PROVIDED, HOWEVER, that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

"DIRECTOR" means a member of the Board.

"DISABILITY" means the permanent and total physical inability, as determined in good faith by the Board, to serve in the person's capacity as an Employee, Director or Consultant, for a continuous period anticipated to last at least twelve (12) months.

"EMPLOYEE" means any person, including officers, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall by itself constitute "employment" by the Company.

"EQUITY AWARD" means any right granted under the Plan, including any Option, any Stock bonus or any right to purchase restricted Stock.

"EQUITY AWARD AGREEMENT" means a written agreement between the Company and a holder of an Equity Award evidencing the terms and conditions of an individual Equity Award grant. Each Equity Award Agreement shall be subject to the terms and conditions of the Plan.

"FAIR MARKET VALUE" means, as of any date, the value of the Stock determined as follows:

         If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or Nasdaq Small Cap Market, the Fair Market Value of a share of Stock shall be the last sales price for the Stock (or the closing bid, if no sales were reported)as quoted on such system or exchange, as reported in the WALL STREET JOURNAL or such other source as the Board deems reliable.

         In the absence of an established market for the Stock, the Fair Market Value shall be determined in good faith by the Board or the Committee (if designated).

"INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

"NON-STATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

"OPTION" means a stock option granted pursuant to the Plan.

"OPTIONEE" means an Employee, Director or Consultant who holds an outstanding Option.

"OUTSIDE DIRECTOR" means a Director who is a "non-employee director" within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended, and (a) is not a current Employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former Employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, as set forth in Treasury Regulation ss. 1.162-27(e)(3).

"PLAN" means this Equity Incentive Plan.

"STOCK" means the Company's Common Stock, $0.01 par value.

"TERMINATION" means the termination or interruption of an Employee's, Director's or Consultant's employment or relationship with the Company. The Board, in its sole discretion, may determine whether a Termination has occurred in the case of: any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave.

PROXY                                                                      PROXY
-----                                                                      -----

                          CADENCE RESOURCES CORPORATION

                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

         The undersigned holder of Common Stock of CADENCE RESOURCES CORPORATION, revoking all proxies heretofore given, hereby constitutes and appoints Howard M. Crosby and John P. Ryan, and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of CADENCE RESOURCES CORPORATION, to be held at the Radisson Lexington, 511 Lexington Avenue, New York, New York 10017 on Wednesday, April 20, 2004, at 1:00 P.M., and at any adjournments or postponements thereof.

         The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

         Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may properly come before the meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR Proposal 2.

            PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE


__________________     ______________      PLEASE MARK YOUR CHOICE LIKE      |X|
  ACCOUNT NUMBER           COMMON           THIS IN BLUE OR BLACK INK:

                           Will attend the meeting |_|

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL
                       LISTED NOMINEES AND FOR PROPOSAL 2

(1) Election of five directors

       Nominees:
                    Howard M. Crosby                    Glenn DeHekker

                    John P. Ryan                        Jeffrey M. Christian

                    Kevin Stulp

          FOR all nominees listed                  WITHHOLD AUTHORITY to vote
    (EXCEPT AS MARKED TO THE CONTRARY)            for all listed nominees above
                   [ ]                                         [ ]

(Instruction: To withhold authority to vote for any individual nominee, circle that nominee's name in the list provided above.)

(2)    Approval of the Company's 2004 Equity         FOR      AGAINST    ABSTAIN
       Incentive Plan.
                                                     [ ]        [ ]        [ ]

(3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.



                                               Dated  ____________________, 2004

                                               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------
                                                           Signature(s)
                                               (Signatures   should  conform  to
                                               names as registered.  For jointly
                                               owned  shares,  each owner should
                                               sign.  When  signing as attorney,
                                               executor, administrator, trustee,
                                               guardian    or   officer   of   a
                                               corporation,   please  give  full
                                               title.)

                 PLEASE MARK AND SIGN ABOVE AND RETURN PROMPTLY